UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 1, 2008

CAREGUIDE, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

0-22319	16-1476509
(Commission File No.)	(IRS Employer Identification No.)

4401 N.W. 124th Avenue

Coral Springs, Florida 33065

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (954) 796-3714

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities.

On July 1, 2008, CareGuide, Inc. (the “Registrant”) issued warrants to purchase common stock to certain of its stockholders as compensation for their guarantees of the Registrant’s obligations under its credit facility with Comerica Bank (the “Comerica Facility”).

In October 2007, the Registrant extended the maturity of the Comerica Facility to January 1, 2009. As a condition to the extension of the maturity of the Comerica Facility, the lender required, among other things, that the Registrant’s obligations be further guaranteed by certain of its key stockholders, consisting of Psilos Group Partners and its affiliated funds (collectively, “Psilos”), Essex Woodlands Health Ventures and its affiliated funds (collectively, “Essex”), John Pappajohn (“Pappajohn”), Derace Schaffer (“Schaffer”) and Hickory Venture Capital Corporation (“Hickory” and together with Psilos, Essex, Pappajohn and Schaffer, collectively, the “Guarantors”).

In June 2008, upon the recommendation of a special committee of the Registrant’s board of directors (the “Board”), the Board approved the final terms of the warrants to be issued. As compensation for the period from October 1, 2007 to April 30, 2008, on July 1, 2008 the Guarantors were issued warrants (the “Initial Warrants”) to purchase an aggregate of 1,306,667 shares of Common Stock at an exercise price of $0.25 per share. As compensation for the period from May 1, 2008 to December 31, 2008, the Guarantors are to be issued warrants to purchase shares of Common Stock for each calendar month (each, a “Monthly Warrant” and collectively, the “Monthly Warrants”). Each Monthly Warrant is exercisable for a number of shares of the Registrant’s Common Stock equal to (i) 0.00583 times (ii) the principal balance outstanding under the Comerica Facility as of the close of business on the last day of the immediately preceding month, divided by (iii) the product of (x) the closing price of the Registrant’s Common Stock as of the last day of the immediately preceding month, or the fair market value of the Registrant’s Common Stock as of the last day of the immediately preceding month as determined by the Board if such stock is not publicly traded (in either case, the “Monthly Stock Price”) times (y) 125%. The exercise price of each Monthly Warrant will be equal to 125% times the Monthly Stock Price. In no event, however, may the Monthly Stock Price be less than $0.01 per share for purposes of the Monthly Warrants.

On July 1, 2008, as compensation for the calendar months of May, June and July, the Registrant issued Monthly Warrants to the Guarantors to purchase an aggregate of 1,776,762 shares of Common Stock. Of these Monthly Warrants, warrants to purchase 1,243,734 shares have an exercise price of $0.075 per share and warrants to purchase 533,028 shares have an exercise price of $0.0875 per share.

The Registrant will issue additional Monthly Warrants to the Guarantors on the first calendar day of each of August, September, October, November and December 2008, with the number of shares underlying such warrants and the exercise prices thereof to be determined in the manner described above.

Each of the Initial Warrants and the Monthly Warrants are being apportioned among the Guarantors pro rata, based on the amount of each such Guarantor’s respective guaranty of the maximum amount under the Comerica Facility. Each such warrant is fully exercisable upon issuance and is exercisable until the close of business on October 1, 2012.

The Initial Warrants and the issued Monthly Warrants were issued, and the remaining Monthly Warrants will be issued, without registration under the Securities Act of 1933, as amended, in reliance upon Section 4(2) of the Securities Act.

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                SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 2, 2008	CAREGUIDE, INC. By: /s/ Chris E. Paterson Chris E. Paterson Chief Executive Officer

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